UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2012

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

713.626.8525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2012, W&T Offshore, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that, on June 19, 2012, the Company appointed Thomas P. Murphy to the position of Senior Vice President and Chief Operations Officer of the Company.

On June 26, 2012, in connection with Mr. Murphy’s appointment, the Company awarded Mr. Murphy 36,903 performance-based restricted stock units (“RSUs”) under the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”). Each RSU represents a contingent right to receive one share of the Company’s stock or its cash equivalent, as determined at the time of settlement by the Company. The vesting of the RSUs is subject to a service and performance condition, in whole or in part, through October 31, 2014 and a service condition thereafter until December 15, 2014, in accordance with the terms and conditions of the Plan. The number of RSUs eligible for vesting is subject to adjustment to reflect the achievement of performance goals by Mr. Murphy during the applicable performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: June 28, 2012	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer